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                                                                   Exhibit 12.5

RATIO OF EBITDA LESS CAPITAL
  EXPENDITURES TO CASH INTEREST:
-------------------------------------------
EBITDA                                           42,720
Less:  Capital Expenditures                       5,124
                                                 ------
EBITDA Less Capital Expenditures                 37,596
Cash Interest                                    25,141
                                                 ======
Ratio                                              1.50
                                                 ======